Exhibit 10.1

Warrant Amendment

This Warrant Amendment (this “Amendment”), dated as of June 30, 2025, is by and among Wrap Technologies, Inc., a Delaware corporation (the “Company”), and the investor listed on the signature page attached hereto (the “Investor”).

WITNESSETH

WHEREAS, the Company and the Investor are party to that certain Securities Purchase Agreement, dated as of June 29, 2023 (the “Series A Purchase Agreement”), pursuant to which the Company issued to the Investor shares of the Company’s Series A Convertible Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), and warrants (the “Series A Warrants”) to purchase shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) which expires five years from the date of issuance;

WHEREAS, pursuant to Section 11 of the Series A Warrants, the terms of the Series A Warrants may be amended only if the Company has obtained the written consent of the Required Holders (as defined in the Series A Purchase Agreement);

WHEREAS, the Investor, together with certain other investors party to the Series A Purchase Agreement and entering into similar Warrant Amendments of even date hereof, constitute the Required Holders (as defined in the Series A Purchase Agreement);

Whereas, the Investor and the Company desire to amend certain provisions of the Series A Warrants as set forth herein.

Now, therefore, in consideration of the premises and mutual covenants and obligations hereinafter set forth, the parties hereto, intending legally to be bound, hereby agree as follows:

1.	Amendment. Section 19(h) of each outstanding Series A Warrant is hereby amended and restated in its entirety as follows:

“Black Scholes Value” means the value of the unexercised portion of this Warrant remaining on the date of the Holder’s request pursuant to Section 4(c), which value is calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per share equal to the sum of the price per share being offered in cash in the applicable Fundamental Transaction (if any) plus the value of the non-cash consideration being offered in the applicable Fundamental Transaction (if any), (ii) a strike price equal to the Exercise Price in effect on the date of the Holder’s request pursuant to Section 4(c), (iii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the greater of (1) the remaining term of this Warrant as of the date of the Holder’s request pursuant to Section 4(c) and (2) the remaining term of this Warrant as of the date of consummation of the applicable Fundamental Transaction or as of the date of the Holder’s request pursuant to Section 4(c) if such request is prior to the date of the consummation of the applicable Fundamental Transaction, (iv) a zero cost of borrow and (v) an expected volatility equal to the greater of 100% and the 30 day volatility obtained from the “HVT” function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the earliest to occur of (A) the public disclosure of the applicable Fundamental Transaction and (B) the date of the Holder’s request pursuant to Section 4(c).

2.	Amendment to Term of Series A Warrant. In consideration of the Investor’s execution and delivery of this Agreement, the parties hereto hereby agree to amend the terms of all outstanding Series A Warrants such that the Series A Warrants shall have a term of six and one-half (6.5) years from the date of issuance.

3.	Counterparts; Facsimile Execution. This Amendment may be executed in one or more counterparts (including by electronic mail, in PDF or by DocuSign or similar electronic signature), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

4.	Governing Law. THIS AMENDMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING GOVERNING LAW SET FORTH IN SECTION 9(a) OF THE SERIES A Purchase AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

5.	Terms and Conditions of the Warrants. Except as modified and amended herein, all of the terms and conditions of the Series A Warrants shall remain in full force and effect.

[Signature pages follow immediately.]

[Signature Page to Amendment]

In witness whereof, the undersigned has executed and delivered this Amendment as of the date first above written.

Company:

Wrap technologies, inc.

By:
Name:	Scot Cohen
Title:	Chief Executive Officer

[Signature Page to Amendment]

In witness whereof, the undersigned has executed and delivered this Amendment as of the date first above written.

Name of Investor:

By:
Name of signatory:
Title: